UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 29, 2008
Date of Report (date of earliest event reported)

BIOFORM MEDICAL, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-33791	39-1979642
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1875 South Grant Street, Suite 110
San Mateo, California 94402
(Address of principal executive offices)

(650) 286-4000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 29, 2008, BioForm Medical, Inc. (“BioForm”) acquired substantially all of the assets of privately-held, Denver, CO-based, Advanced Cosmetic Intervention, Inc. (ACI) and associated technology rights for $12 million cash, plus future royalties and a potential sales-related milestone. This acquisition provides BioForm Medical with a commercially- available technology for local nerve ablation. In the acquisition of ACI, BioForm Medical will hire several of ACI's employees and retain others as consultants.

This information and the information contained in the press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report is not incorporated by reference into any filings of BioForm made under the Securities Act of 1933, as amended, whether made before or after the date of this Current Report, regardless of any general information language in the filing unless specifically stated so therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioForm Medical, Inc.

Date: May 1, 2008	By:	/s/ Derek Bertocci
Derek Bertocci Chief Financial Officer